                                                                      EXHIBIT 21

                            CASTLE ENERGY CORPORATION
                       LISTING OF PARENT AND SUBSIDIARIES
                             AS OF DECEMBER 1, 2004

                                                                                                 COMPANY'S
                                           RELATIONSHIP                                          OWNERSHIP
               ENTITY                       TO COMPANY                 BUSINESS                  PERCENTAGE
---------------------------------------    ------------    ----------------------------------    ----------
Parent:
   Castle Energy Corporation               Parent          Holding company                           N/A

Refining:
   Indian Oil Company                      Subsidiary      Inactive                                  100%

   Indian Refining I. L.P. ("IRLP")        Subsidiary-     Inactive                                  100%
                                           Limited
                                           Partnership

   Indian Refining & Marketing I Inc.      Subsidiary      General Partner of IRLP - inactive        100%

   Castle Texas Production L.P.            Subsidiary-     Oil and gas production - inactive         100%
                                           Limited
                                           Partnership

   Castle Exploration Company, Inc.        Subsidiary      Oil and gas production                    100%

Passive Investment:
   CEC, Inc.                               Subsidiary      Passive activities                        100%